UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2020

LIBERTY OILFIELD SERVICES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38081	81-4891595
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

950 17th Street, Suite 2400

Denver, Colorado 80202

(Address of principal executive offices)

(303) 515-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	LBRT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Master Transaction Agreement

On August 31, 2020, Liberty Oilfield Services Inc. (the “Company”), entered into a Master Transaction Agreement (the “Transaction Agreement”) with Schlumberger Technology Corporation, a Texas corporation (“Schlumberger US”), Schlumberger Canada Limited, a corporation organized pursuant to the laws of the Province of Alberta (“Schlumberger Canada” and, together with Schlumberger US, the “Schlumberger Parties”), Liberty Oilfield Services New HoldCo LLC, Delaware limited liability company (“US Buyer”), the managing member of which is the Company, and LOS Canada Operations Inc., a British Columbia corporation, and indirect, wholly owned subsidiary of US Buyer (“Canadian Buyer”), pursuant to which the US Buyer and Canadian Buyer will acquire Schlumberger’s onshore hydraulic fracturing business in the United States and Canada, including its pressure pumping, pumpdown perforating, and Permian frac sand businesses in exchange for up to 66,326,134 shares (“Share Consideration”) of Class A common stock, par value $0.01 per share, of the Company (“Company Class A Common Stock”) and a non-interest bearing demand promissory note payable in either cash or a portion of the Shares Consideration (the “Canadian Buyer Note”). The parties to the Transaction Agreement expect that the Canadian Buyer Note will be satisfied in shares of Company Class A Common Stock.

The board of directors of the Company (the “Board”) has unanimously approved the Transaction Agreement and the transactions contemplated thereby, including the issuance of the Share Consideration (the “Equity Sale”), and has agreed to recommend to the Company’s stockholders that they vote in favor of the issuance of the Company Class A Common Stock as contemplated by the Transaction Agreement and, to the extent applicable, as consideration for repayment of the Canadian Buyer Note. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Transaction Agreement.

Pre-Closing Restructuring

On the terms and subject to the conditions set forth in the Transaction Agreement and the Restructuring Agreements, immediately prior to the Closing (as defined below) and as part of the Pre-Closing Restructuring, (a) Schlumberger Canada will convey to 1263651 B.C. Unlimited Liability Company, an unlimited liability company organized under the laws of the Province of British Columbia and a direct, wholly owned subsidiary of Schlumberger Canada (“Schlumberger Canada Target”), all of the Canadian Transferred Assets and the Canadian Assumed Liabilities and (b) Schlumberger US will convey to Solar US Target A, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Schlumberger US (“Schlumberger US Target A”), Solar US Target B, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Schlumberger US (“Schlumberger US Target B”) and Solar US Target C, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Schlumberger US (“Schlumberger US Target C” and, together with Schlumberger US Target A and Schlumberger US Target B, the “Schlumberger US Targets,” and the Schlumberger US Targets together with Schlumberger Canada Target, the “Target Companies”), each of their respective portions of all of the US Transferred Assets and the US Assumed Liabilities, in each case, upon the terms and subject to the conditions set forth in the Transaction Agreement and the Restructuring Agreements. The Restructuring Agreements also provide for the treatment of net working capital of the Business. To the extent the combined working capital of the US Business and Canadian Business as of the Closing are less than a target working capital amount, the Company will be entitled to a cash payment of such difference. The Pre-Closing Restructuring will result in the Target Companies collectively owning and operating the Business (other than to the extent related to any Retained Assets), with (a) the Schlumberger US Targets collectively owning and operating the US Business and the US Transferred Assets and assuming the US Assumed Liabilities and (b) Schlumberger Canada Target owning and operating the Canadian Business and the Canadian Transferred Assets and assuming the Canadian Assumed Liabilities.

Acquisition of Target Companies

Following the completion of the Pre-Closing Restructuring and at the Closing, (a) Canadian Buyer will acquire from Schlumberger Canada 100% of the issued and outstanding shares of Schlumberger Canada Target in exchange for the Canadian Buyer Note and (b) US Buyer will acquire from Schlumberger US 100% of the issued and outstanding membership interests of each of the Schlumberger US Targets (the “US Target Interests”), in each case, upon the terms and subject to the conditions set forth in the Transaction Agreement.

Conditions to the Equity Sale

The completion of the transactions contemplated by the Transaction Agreement (the “Closing”) is subject to various customary closing conditions, including, among others, (a) approval of the issuance of the Share Consideration by the holders of a majority of the outstanding shares of Company Class A Common Stock and Company Class B common stock, par value $0.01 per share (“Company Class B Common Stock,” and, together with the Class A Common Stock, the “Company Common Stock”), voting as a single class, entitled to vote thereon (“Company Stockholder Approval”), (b) the absence of legal restraints, (c) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”),

(d) the issuance of an advance ruling certificate, expiration or termination of the waiting period or issuance of a no action letter, under the Competition Act (Canada), (e) receipt of the consent of the required lenders and administrative agent under the Company’s credit facilities as to the acquisition by Schlumberger US and/or one or more of its wholly owned Subsidiaries of the Share Consideration and Canadian Buyer’s entry into, and performance of, the Canadian Buyer Note and (f) the absence of a Material Adverse Effect.

Green Tagged Pumps

The Transaction Agreement provides that the Transferred Assets will consist of 500 green tagged hydraulic fracturing pumps that are fully assembled, operational and ready to deploy or actually deployed and that meet certain mutually agreed standards. The Transferred Assets will also include scheduled required ancillary equipment. The agreement provides for an inspection process to ensure delivery of both the green tagged and ancillary equipment specified with a true-up mechanism to the extent such specifications are not met as well as a cure period for the Solar Parties following Closing if maintenance or repairs are necessary to meet such specifications.

No Solicitation

From and after the date of signing of the Transaction Agreement, the Company and its officers and directors have agreed not to, and the Company has agreed to cause its Subsidiaries and their respective officers and directors not to, and the Company has agreed to use reasonable best efforts to cause the other Representatives of the Company and its Subsidiaries not to, directly or indirectly, subject to certain exceptions and as more specifically set forth in the Transaction Agreement (the “no solicitation obligations”), (a) initiate, solicit, propose, knowingly encourage, or knowingly facilitate any inquiry or the making of any proposal or offer that constitutes, or would reasonably be expected to result in, a competing acquisition proposal, (b) continue or otherwise participate in any discussions with any person with respect to or negotiations with any person with respect to, relating to, or in furtherance of a competing acquisition proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a competing acquisition proposal, (c) furnish any non-public information regarding the Company or its Subsidiaries, or access to the properties of the Company or its Subsidiaries to any person in connection with or in response to a competing acquisition proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a competing acquisition proposal, (d) enter into any letter of intent or agreement in principle, or other agreement providing for a competing acquisition proposal or (e) submit any competing acquisition proposal to the approval of the stockholders of the Company. The Company and its officers and directors have further agreed to, and the Company has agreed to cause its Subsidiaries and their respective officers and directors to, and the Company has agreed to use reasonable best efforts to cause the other Representatives of the Company and its Subsidiaries to immediately cease, and cause to be terminated, any discussions or negotiations with any person conducted by or on behalf of the Company or any of its Subsidiaries or Representatives with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a competing acquisition proposal.

Non-Compete

From the Closing and for a period of four years, subject to certain exceptions and as more specifically set forth in the Transaction Agreement, without the prior written consent of the Company, each of Schlumberger US and Schlumberger Canada will not, and will cause each of their respective affiliates (including Schlumberger Parent) not to, directly or indirectly engage in any business or enterprise that is competitive with the Transferred Business within onshore United States and Canada (the “Restricted Area”).

Termination Rights

The Transaction Agreement contains certain termination rights for both the Company and Schlumberger US, on behalf of itself and Schlumberger Canada, including, among other things: (a) by mutual consent of the Company or Schlumberger US, on behalf of itself and Schlumberger Canada; (b) by either the Company or Schlumberger US, on behalf of itself and Schlumberger Canada, by giving written notice of such termination to the other party, if the closing shall not have occurred on or prior to the close of business on March 31, 2020 (subject to an automatic extension if all conditions to closing have been met other than the expiration or termination of any applicable waiting period under the HSR Act); (c) by Schlumberger US, on behalf of itself and Schlumberger Canada, if the Liberty Parties breach any of their respective representations or warranties or a Liberty Party fails to perform its covenants under the Transaction Agreement, which breach or failure results in a failure of a Closing condition that cannot be or is not cured in accordance with the terms of the Transaction Agreement; (d) by Schlumberger US, on behalf of itself and Schlumberger Canada, upon a Change of Recommendation; (e) by the Company, if the Schlumberger Parties breach any of their respective representations or warranties or a Schlumberger Party fails to perform its covenants under the Transaction Agreement, which breach or failure results in a failure of a Closing condition that cannot be or is not cured in accordance with the terms of the Transaction Agreement; (f) by Schlumberger US, on behalf of itself and Schlumberger Canada, if Riverstone (as defined below) materially violates or breaches Articles II or III of the Riverstone Voting Agreement (as defined below) and such breach cannot be or is not cured in accordance with the terms of the Transaction Agreement; (g) by Schlumberger US, on behalf of itself and Schlumberger Canada, if any of the directors or executive officers of the Company breach its no solicitation obligations (subject to limited exceptions); or (h) by either the Company or Schlumberger US, on behalf of itself and Schlumberger Canada, if the Company Stockholder Approval has not been obtained upon a vote at a duly held special meeting of the Company’s stockholders to vote upon the transactions contemplated by the Transaction Agreement, or at any adjournment or postponement thereof. If the Transaction Agreement is terminated as a result of a Change of Recommendation, then the Company will be required to pay Schlumberger US a termination fee of $21,852,000.

Other Terms of the Transaction Agreement

The Transaction Agreement contains customary representations and warranties from both the Schlumberger Parties and the Liberty Parties, and each party has agreed to covenants, including, among others, covenants relating to (a) the conduct of additional diligence and related access to information, (b) the conduct of each of their businesses during the interim period between the execution of the Transaction Agreement and the Closing, (c) the obligation to use commercially reasonable efforts to make all governmental filings and notices necessary to execute the transactions contemplated by the Transaction Agreement, (d) the obligation of the Company to reimburse the Schlumberger Parties for 50% of the severance and WARN costs paid by the Schlumberger Parties to certain employees and (e) the obligation of the Company to call a meeting of its stockholders for purposes of obtaining the Company Stockholder Approval. In addition, each of the Company and Schlumberger US has agreed to indemnify the Schlumberger Parties and Liberty Parties, respectively, for certain losses.

The foregoing summary of the Transaction Agreement and the transactions contemplated by the Transaction Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transaction Agreement, which is filed as Exhibit 2.1 to this Form 8-K and incorporated herein by reference.

Voting Agreements

On August 31, 2020, concurrently with the execution of the Transaction Agreement, Schlumberger US, Schlumberger Canada, R/C IV Liberty Holdings, L.P., a Delaware limited partnership (“R/C Holdings”), R/C IV Direct Partnership, L.P., a Delaware limited partnership (“R/C Partnership”, together with R/C Holdings “Riverstone”), which collectively represent approximately 30.15% of the issued and outstanding shares of Company Common Stock, and the Company entered into a voting and support agreement (the “Riverstone Voting Agreement”) in connection with the Transaction Agreement. Also on August 31, 2020, Schlumberger US, Schlumberger Canada, certain individuals (the “Management Holders” and, together with Riverstone, the “Voting Agreement Stockholders”), whom collectively represent approximately 5.56% of the issued and outstanding shares of Company Common Stock, and the Company entered into voting and support agreements in connection with the Transaction Agreement (the “Management Voting Agreements” and, together with the Riverstone Voting Agreement the “Voting Agreements”).

Among other things, each Voting Agreement requires that each Voting Agreement Stockholder that is party to such Voting Agreement to vote or cause to be voted all Company Common Stock beneficially owned by such Voting Agreement Stockholder in favor of the issuance of the Share Consideration and against alternative transactions.

Subject to certain exceptions, the Riverstone Voting Agreement also contains prohibitions applicable to Riverstone that are consistent with the non-solicitation provisions of the Transaction Agreement. Pursuant to each Voting Agreement, each Voting Agreement Stockholder is restricted from selling or transferring Company Common Stock owned by such Voting Agreement Stockholder, subject to certain exceptions.

The Riverstone Voting Agreement will terminate upon the earliest to occur of (i) Company Stockholder Approval being obtained, (ii) the termination of the Transaction Agreement and (iii) March 31, 2021. Each Management Voting Agreement will terminate upon the earliest to occur of (i) the consummation of transactions contemplated by the Transaction Agreement, (ii) the termination of the Transaction Agreement and (iii) March 31, 2021.

The foregoing summary of the Voting Agreements do not purport to be complete and are subject to, and qualified in its entirety by, the full text of the Riverstone Voting Agreement and the Management Voting Agreement, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Form 8-K and incorporated herein by reference.

A&R Stockholders Agreement

At the Closing, the Company, Riverstone, Schlumberger US and Schlumberger Canada will enter into an Amended and Restated Stockholders Agreement (the “A&R SHA”). Pursuant to the A&R SHA, the Company, Riverstone, Schlumberger US and Schlumberger Canada are obligated to use reasonable best efforts to cause the following nominees to be elected to serve as director on the Board:

(a)    if Riverstone and its affiliates collectively beneficially own at least the number of shares of Company Common Stock as such persons owned immediately prior to the Closing, up to two nominees designated by Riverstone who are reasonably acceptable to the Governance Committee and each of whom qualifies as an independent director;

(b)    if Riverstone and its affiliates collectively beneficially own at least 10% of the outstanding shares of Company Common Stock, up to one nominee designated by Riverstone who is reasonably acceptable to the Governance Committee and who qualifies as an independent director;

(c)    if Schlumberger US, Schlumberger Canada and their affiliates collectively beneficially own at least 20% of the outstanding shares of Company Common Stock, up to two nominees designated by either of Schlumberger US or Schlumberger Canada who are reasonably acceptable to the Governance Committee and each of whom qualifies as an independent director; and

(d)    if Schlumberger US, Schlumberger Canada and their affiliates collectively beneficially own at least 10% of the outstanding shares of Company Common Stock, up to one nominee designated by either of Schlumberger US or Schlumberger Canada who is reasonably acceptable to the Governance Committee and who qualifies as an independent director.

Pursuant to the A&R SHA, neither Schlumberger US nor Schlumberger Canada will, (i) for a period of nine months from the Closing, transfer or dispose of (or take other analogous actions in accordance with the terms of the A&R SHA) any economic, voting or other rights in or to their issued shares, other than certain permitted transfers and, (ii) for a period of four years from the Closing, make any transfer of Company Common Stock to any direct competitor of the Company or to any person that is subject to, or by virtue of such transfer would become subject to, the reporting obligations under Schedule 13D under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, with respect to Company Common Stock (the “Lock-Up and Transfer Restrictions”).

Pursuant to the A&R SHA, each of Schlumberger US and Schlumberger Canada and their Affiliates will be subject to customary standstill restrictions in accordance with which such parties will agree not to, among other things, acquire beneficial ownership of any equity securities of the Company or publicly seek or encourage any offer or proposal for a merger or similar transaction involving the Company during the period commencing on the date of the A&R SHA and continuing until the fourth anniversary of the Closing (the “Standstill”).

The A&R SHA will terminate with respect to Schlumberger US and Schlumberger Canada at the earliest of (i) such time as Schlumberger US and Schlumberger Canada no longer beneficially own at least 10% of the outstanding shares of Company Common Stock and are no longer subject to the Standstill and the Lock-Up and Transfer Restrictions under the A&R SHA, (ii) such time as Schlumberger US and Schlumberger Canada do not beneficially own any shares of Company Common Stock and (iii) the written agreement of Schlumberger US, Schlumberger Canada and the Company terminating the agreement. The A&R SHA will terminate with respect to Riverstone at the earliest of (i) such time as Riverstone and its affiliates no longer beneficially own at least 10% of the outstanding shares of Company Common Stock and (ii) the delivery of written notice to the Company by Riverstone of the termination of the agreement with respect to Riverstone.

Following the Closing, it is anticipated that the Riverstone nominees will be Ken Babcock and Brett Staffieri and the Schlumberger US and Schlumberger Canada nominees will be Simon Ayat and one other individual.

The foregoing summary of the A&R SHA does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the substantially final form A&R SHA, which is attached to the Transaction Agreement and incorporated herein by reference.

A&R Registration Rights Agreement

At the Closing, the Company will enter into an Amended and Restated Registration Rights Agreement (the “A&R RRA”) with Schlumberger US, Schlumberger Canada and each of the other holders identified therein (the “Holders”) pursuant to which, among other things, and subject to certain limitations set forth therein, certain Holders, including Riverstone and the Schlumberger Parties (the “Sponsoring Holders”), will have customary demand registration rights and the Company will be obligated to prepare and file a registration statement registering the offer and sale of all of the Schlumberger Parties’ shares of Class A Common Stock.

In addition, pursuant to the Registration Rights Agreement, the Sponsoring Holders have the right to require the Company, subject to certain limitations set forth therein, to effect a distribution of any or all of their shares of Class A Common Stock by means of an underwritten offering. The Company is not obligated to effect any underwritten offering unless the dollar amount of the registrable securities of the Sponsoring Holder(s) demanding such underwritten offering to be included therein is reasonably likely to result in gross sale proceeds of at least $25 million.

The A&R RRA also provides Holders with certain customary piggyback registration rights.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration or offering and the Company’s right to delay or withdraw a registration statement under certain circumstances.

The foregoing summary of the A&R RRA does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the substantially final form A&R RRA, which is attached to the Transaction Agreement and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The securities of the Company that may be issued as Share Consideration will not initially be registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01.	Regulation FD Disclosure.

On August 31, 2020, the Company issued a joint press release announcing the execution of the Transaction Agreement. The press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

On August 31, 2020, the Company made available an investor presentation regarding the transactions contemplated by the Transaction Agreement. A copy of the Company’s investor presentation is attached hereto as Exhibit 99.2.

The information in Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-

looking statements. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, including but not limited to: the ability of the parties to consummate Equity Sale in a timely manner or at all; satisfaction of the conditions precedent to consummation of the Equity Sale, including the ability to secure required consents and regulatory approvals in a timely manner or at all, and approval by the Company’s stockholders; the possibility of litigation (including related to the Equity Sale itself); and other risks described in the Company’s SEC filings. The Company does not undertake and expressly disclaims any obligation to update the forward-looking statements as a result of new information, future events or otherwise. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof.

Additional Information and Where to Find it

In connection with the Transaction, the Company will file a proxy statement and other materials with the Securities and Exchange Commission (the “SEC”). In addition, the Company may also file other relevant documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at its website, www.libertyfrac.com, or at the SEC’s website, www.sec.gov. The proxy statement and other relevant documents may also be obtained for free from the Company by directing such request to the Company, to the attention of the Investor Relations, 950 17th Street, Suite 2400 Denver, Colorado 80202.

Participants in the Solicitation

The Company and its respective directors, executive officers and certain other employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s directors and executive officers by reading the Company’s definitive proxy statement on Schedule 14A, which was filed with the SEC on March 10, 2020. Additional information regarding potential participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant materials filed with the SEC in connection with the proposed transaction when they become available.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

2.1	Master Transaction Agreement, dated as of August 31, 2020, by and among Schlumberger Technology Corporation, Schlumberger Canada Limited, Liberty Oilfield Services Holdings LLC, Liberty Canada Operations Inc. and Liberty Oilfield Services Inc.*

10.1	Voting and Support Agreement, dated as of August 31, 2020, by and among the Schlumberger Parties, Riverstone and Liberty Oilfield Services Inc.

10.2	Voting and Support Agreement, dated as of August 31, 2020, by and among the Schlumberger Parties, Christopher A. Wright and Liberty Oilfield Services Inc.

10.3	Voting and Support Agreement, dated as of August 31, 2020, by and among the Schlumberger Parties, Michael Stock and Liberty Oilfield Services Inc.

10.4	Voting and Support Agreement, dated as of August 31, 2020, by and among the Schlumberger Parties, Ron Gusek and Liberty Oilfield Services Inc.

99.1	Joint Press Release, dated September 1, 2020.

99.2	Investor presentation, dated September 1, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	All schedules to the Transaction Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2020

LIBERTY OILFIELD SERVICES INC.

By:	/s/ R. Sean Elliott
R. Sean Elliott
Vice President, General Counsel and Corporate Secretary